Exhibit 10.27

AGREEMENT FOR PARTIAL SATISFACTION
OF
DEBT PREVIOUSLY CONTRACTED

THIS AGREEMENT FOR PARTIAL SATISFACTION OF DEBT PREVIOUSLY CONTRACTED (this “Agreement”) is made and entered into as of August 22, 2013 by and among BBCN Bank, a California state chartered bank (the “Bank”), and Broadway Financial Corporation, a Delaware corporation and registered savings and loan holding company (“Broadway” and, together with the Bank hereinafter collectively referred to as, the “Parties”).

RECITALS

WHEREAS, the Parties have previously entered into a Business Loan Agreement (the “Loan Agreement”), dated July 31, 2009, made and entered into by and among the Bank and Broadway, a Commercial Security Agreement (the “Security Agreement”), dated July 31, 2009, made and entered into by and among the Bank and Broadway, and a Promissory Note (the “Note” and, together with the Loan Agreement and Security Agreement hereinafter collectively referred to as, the “Loan Documents”), dated July 31, 2009, made and entered into by and among the Bank and Broadway, pursuant to which the Bank has made a loan (the “Loan”) to Broadway in the principal amount of Five Million Dollars ($5,000,000.00);

WHEREAS, Broadway failed to repay the Loan in accordance with the terms of the Loan Documents on the maturity date, July 31, 2010, thereby resulting in an Event of Default, under, and as that term is defined in the Loan Documents, which is continuing as of the date of this Agreement;

WHEREAS, in connection with Broadway’s efforts to complete a recapitalization transaction, which, among other things, would involve (i) the exchange (the “Exchange”) of all of Broadway’s outstanding shares of preferred stock for shares of common stock at a Fifty Percent (50%) discount to full liquidation value, including the shares of preferred stock beneficially owned and held of record by BBCN Bancorp, a Delaware corporation and registered bank holding company (“Bancorp”), pursuant to a series of Exchange Agreements, and (ii) the issuance of up to Three Million Five Hundred Thousand Dollars ($3,500,000.00) of Broadway common stock in a private placement (the “Private Placement”), Broadway has requested that the Bank agree to accept a certain number of shares of Broadway common stock calculated in accordance with Section 1(b) of this Agreement (the “Shares”) in partial satisfaction of Broadway’s obligation to repay the Loan;

WHEREAS, the Bank is willing to accept the Shares in partial satisfaction of Broadway’s obligation to repay the Loan on the terms, and subject to the conditions, set forth in this Agreement; and

WHEREAS, on or prior to the date of the Closing, Broadway will reissue the Loan Documents in two new sets of loan documents, with one set of loan documents (the “New Bank Loan Documents”) representing Three Million Eight Hundred Fifty Thousand Dollars ($3,850,000.00) of the principal amount of the Loan, which shall bear interest, and the other set of loan documents representing the remaining One Million One Hundred Fifty Thousand Dollars ($1,150,000.00) of the principal amount of the Loan, which shall not bear interest, to facilitate the sale by the Bank of One Million One Hundred Fifty Thousand Dollars ($1,150,000.00) of the principal amount of the Loan to National Community Investment Fund pursuant to the terms and conditions of a Loan Purchase and Sale Agreement (the “Loan Sale Agreement”) in the form attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the premises, the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

AGREEMENT

Section 1.                                          Issuance of the Shares in Partial Satisfaction of the Loan.

(a)           At the Closing, and subject to the satisfaction or waiver (by the party for whose benefit such term or condition exists) of the terms and conditions set forth in this Agreement, Broadway shall issue the Shares to the Bank in consideration of the Bank recognizing partial satisfaction of Broadway’s obligation under the New Bank Loan Documents to repay the Loan.

(b)           The number of Shares to be issued to the Bank at the Closing pursuant to Section 1(a) shall be the quotient of (i) the principal amount of the Loan that Broadway requests in writing, at least five (5) business days in advance of the Closing, be satisfied and extinguished in consideration of the issuance of the Shares to the Bank, divided by (ii) the purchase price per share in the Private Placement.

(c)           The principal amount of the Loan that Broadway requests be satisfied and extinguished pursuant to Section 1(b) shall in no event, when taken together with all other shares of Broadway common stock to be acquired by Bancorp in the Exchange or otherwise, result in the Bank and Bancorp in the aggregate owning more than Nine and Nine Tenths Percent (9.90%) of Broadway.

(d)           At the Closing, and subject to the satisfaction or waiver (by the party for whose benefit such term or condition exists) of the terms and conditions set forth in this Agreement, the Bank shall forgive and relinquish any and all rights to all interest (including interest accrued pursuant to the Default Rate Margin, as that term is defined in the New Bank Loan Documents) and late charges that have accrued and remain unpaid through the date of the Closing.

Section 2.                                          Treatment of Remainder of the Loan Post-Closing.

(a)           Immediately following the Closing, the New Bank Loan Documents shall be modified in accordance with and subject to the terms of that certain Change of Terms (the “Change of Terms”) in the form attached hereto as Exhibit B, which, among other things, sets new payment terms, including a payment schedule and interest rate.

(b)           With the exception of this Agreement and the Change of Terms, each of which the Parties hereby acknowledge and agree shall be deemed to be amendments to the Loan Documents effectuated in conformity with the provisions of the Loan Documents governing amendments of the same, the Parties hereby acknowledge and agree that the Loan Documents are in all respects ratified and confirmed and all of the terms, conditions, representations, warranties, covenants and provisions thereof shall remain in full force and effect in accordance with their respective terms, including the Bank’s rights to the Collateral (as that term is defined in the Loan Documents) and its Security Interest (as that term is defined in the Loan Documents) therein (including the priority thereof). This Agreement and the Change of Terms shall not be deemed to be an amendment to any other term or condition of the Loan Documents or any of the documents referred to therein, or otherwise affect or operate as a waiver or relinquishment of any of the rights of any party under any of them. Except as expressly amended hereby or by the Change of Terms, this Agreement does not constitute a waiver of any condition or other provision of the Loan Documents.

(c)           From time to time, at the request of the Bank, whether on or after the Closing, without further consideration, Broadway, at its expense, shall promptly execute and deliver such further

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instruments and take such other actions as may be reasonably required to give effect to the terms of this Agreement, and the Bank may, upon advanced written notice to Broadway, take such actions and execute, file or otherwise deliver such further instruments as may be reasonably required in connection with the transactions contemplated by this Agreement.

Section 3.                                          Conditions to the Closing; and Closing.

(a)           The obligation of the Bank to consummate the transactions contemplated by this Agreement is subject to the fulfillment (or waiver by the Bank) at or prior to the Closing of each of the following conditions: (i) Broadway shall consummate the Exchange on or prior to August 31, 2013, (ii) Broadway shall consummate the Private Placement on or prior to August 31, 2013, (iii) Broadway shall consummate the transactions contemplated by this Agreement on or prior to August 31, 2013, (iv) the representations and warranties of Broadway set forth in this Agreement shall be true and correct as though made on and as of the date of the Closing, and (v) Broadway shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(b)           The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place concurrently with the completion of the Exchange and the Private Placement as follows: Broadway shall deliver or cause to be delivered, through the transfer agent for Broadway common stock, or such other means as shall be acceptable to the Bank, the number of Shares provided for in Section 1, registered in such names as the Bank shall specify to Broadway at least five (5) business days prior to the Closing.

Section 4.                                          Representations and Warranties.

(a)           Broadway hereby makes the following representations and warranties to the Bank, and the Bank hereby makes the following representations and warranties to Broadway:

(i)            Broadway is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and the Bank is a state chartered bank, validly existing and in good standing under the laws of California,

(ii)           each has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby,

(iii)          the person or entity who has executed this Agreement is duly authorized to do so and thereby bind the party on whose behalf he, she or it is purporting to act, and

(iv)          this Agreement is a valid and binding agreement, enforceable against each of the Parties in accordance with its terms.

(b)           Broadway hereby makes the following representations and warranties to the Bank:

(i)            Upon issuance, the Shares to be issued by Broadway pursuant hereto (x) will be duly and validly authorized and issued, fully paid and non-assessable, and the Bank will acquire such Shares free and clear of any liens, encumbrances, pledges, security interests or other restrictions or claims of third parties, and (y) will, when combined with shares that may be issued to Bancorp in connection with the Exchange, comprise no more than Nine and Nine Tenths Percent (9.90%) of Broadway’s issued and outstanding shares of common stock,

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(ii)           Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate, result in a breach of any of the terms or provisions of, constitute a default (or in any event that, with the giving of notice or the passage of time or both would constitute a default) under, accelerate any obligations under, or conflict with, (x) Broadway’s certificate of incorporation or bylaws, or other organizational documents, or any agreement, indenture or other instrument to which Broadway is a party or by which Broadway or Broadway’s properties are bound, (y) any judgment, decree, order or award of any court, governmental body or arbitrator to which Broadway is subject, or (x) any law, rule or regulation applicable to Broadway,

(iii)          Neither Broadway nor any person acting on its behalf has taken any action (including any offering of any securities of Broadway under circumstances which would require the integration of such offering with the offering of the Shares hereunder under the Securities Act of 1933, as amended, (the “Securities Act”) and the rules and regulations of the Securities and Exchange Commission promulgated thereunder), which might subject the offering and issuance of the Shares to the Bank pursuant to this Agreement to the registration requirements of the Securities Act,

(iv)          Broadway has no reason to believe that following the Closing it will not be able to service the Loan in accordance with the Change of Terms, and

(v)           No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of Broadway or any subsidiary of Broadway for which the Bank could have any liability.

(c)           All representations, warranties and agreements of the Parties hereto shall survive the Closing.

Section 5.                                          Provisions Applicable to the Shares.

(a)           Should Broadway at any time and for any reason desire to retire or repurchase shares of its outstanding common stock, Broadway shall give the Bank and Bancorp thirty (30) days’ prior written notice of such intent.  Such notice shall specify the number of outstanding shares of common stock prior to such retirement or repurchase, and the number of outstanding shares of common stock after giving effect to such retirement or repurchase.  Upon receipt of such notice, the Bank and/or Bancorp shall have the right to sell to Broadway, at the same price per share as that at which Broadway proposes to retire or repurchase its other shares of outstanding common stock, the minimum number of shares of common stock that would result in the Bank and Bancorp in the aggregate owning Nine and Nine Tenths Percent (9.90%) or less of the outstanding shares of common stock of Broadway after giving effect to such retirement or repurchase and such sale by the Bank and/or Bancorp to Broadway; provided, that (i) Broadway shall not be required hereby to purchase more shares of Common Stock than were indicated in its notice of desired purchase sent to Bank and Bancorp, (ii) Broadway may decide not to purchase shares of Common Stock from any third party (but shall not be permitted to purchase shares from anyone unless it also purchases shares from the Bank and/or Bancorp pursuant to their rights hereunder), and (iii) Bank’s and Bancorp’s right to sell Common Stock pursuant hereto shall be subject to pro rata reduction to the extent that CJA Private Equity Financial Restructuring Master Fund I LP and/or National Community Investment Fund exercise the similar sale rights granted to them by Broadway, based on the respective numbers of shares of Common Stock requested to be sold by each; provided, further, however that in no event shall Broadway’s rights pursuant to (i) — (iii) above allow Broadway to repurchase from the Bank and/or Bancorp less than the minimum number of shares of common stock that would result in the Bank and Bancorp in the aggregate owning Nine and Nine Tenths Percent (9.90%) or less of the outstanding shares of common stock of Broadway after giving effect to such retirement or repurchase and such sale by

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the Bank and/or Bancorp to Broadway.  Within ten (10) days after the receipt of such notice by the Bank and Bancorp, the Bank and/or Bancorp shall notify Broadway in writing of its intent to exercise its rights to sell shares of common stock to Broadway pursuant to this Section 5, which shall include the number of shares of common stock to be sold by the Bank and/or Bancorp, respectively, to Broadway in accordance with this Section 5.  The closing of such repurchase by Broadway from the Bank and/or Bancorp shall occur concurrently with the date of the proposed retirement or repurchase that triggered the Bank’s and Bancorp’s rights pursuant to this Section 5. Such rights shall be in effect as long as the Bank maintains a beneficial ownership in Broadway common stock.  The provisions of this Section 5 shall apply to any Common Stock Equivalents or non-voting preferred stock of Broadway theretofore issued in exchange for Common Stock at the request of the Bank and/or Bancorp.

(b)           Subject to compliance with applicable securities laws, the Bank shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the Shares at any time, and Broadway shall take all steps as may be reasonably requested by the Bank to facilitate the Transfer of all or any portion of the Shares.

(c)           The Shares shall be covered by the same Securities Act registration rights that are granted to the investors in the Private Placement to the same extent and subject to the same terms and conditions as such investors.

Section 6.                                          Common Stock Equivalents.  Broadway does not currently have sufficient authorized but unissued shares of Common Stock available under its certificate of incorporation to enable it to complete the delivery of Common Stock provided for herein.  Accordingly, the Bank and Bancorp hereby agree that references to “Common Stock” herein shall include Common Stock Equivalents, as that term is defined in the Exchange Agreement entered into by Bancorp with Broadway concurrently herewith in connection with Bancorp’s exchange of shares of Broadway’s Non-Cumulative Perpetual Preferred Stock, Series B.

Section 7.                                          Miscellaneous.

(a)           The “Recitals” are expressly deemed to be a part of this Agreement.

(b)           After giving effect to this Agreement, each reference in the New Bank Loan Documents to “hereof”, “hereunder” or words of like import referring to the one or all of the New Bank Loan Documents shall refer to the New Bank Loan Documents as amended by this Agreement.

(c)           All references in the New Bank Loan Documents to “the date hereof” or words of like import shall remain as references to July 31, 2009.

(d)           The “Miscellaneous Provisions” of the Loan Agreement shall apply mutatis mutandis to this Agreement, and to the other New Bank Loan Documents as modified by this Agreement, taken together as a single agreement, reflecting the terms therein as modified hereby.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK — SIGNATURE PAGE TO FOLLOW]

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The parties have executed this Agreement as of the date first written above.

THE BANK:

BBCN BANK

By:	/s/ Mark Lee
(Signature)

Name: Mark Lee
Title: Executive Vice President and Chief Credit Officer

BROADWAY:

BROADWAY FINANCIAL CORPORATION

By:	/s/ Wayne-Kent A. Bradshaw
(Signature)

Name:	Wayne-Kent A. Bradshaw
Title:	President and Chief Executive Officer

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EXHIBIT A

LOAN PURCHASE AND SALE AGREEMENT

LOAN PURCHASE AND SALE AGREEMENT

THIS LOAN PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of August 22, 2013, by and between BBCN Bank, a California corporation (“Transferor”), and National Community Investment Fund, an Illinois trust (“Transferee”).

RECITALS

Broadway Financial Corporation (“Borrower”), a Delaware corporation and the savings and loan holding company of Broadway Federal Bank, f.s.b., requested that Transferor make a line of credit in an amount up to Five Million Dollars Even ($5,000,000.00) available to Borrower (the “Loan”).

On or about July 31, 2009, Transferor and Borrower entered into a Business Loan Agreement, dated July 31, 2009 (the “Loan Agreement”), whereby Transferor agreed to make the Loan to Borrower, with the Loan secured by the Collateral, as that term is defined in the Commercial Security Agreement, by and between Transferor and Borrower, dated July 31, 2009.  In connection with the Loan Agreement, on or about July 31, 2009, Borrower made, executed and delivered to Transferor the original promissory note (the “Original Promissory Note”), for the sum of Five Million Dollars Even ($5,000,000.00).

Borrower has defaulted on its obligations under the Original Promissory Note (the “Loan Obligations”) by, among other things, failing to make the monthly payments during the stated term of the Original Promissory Note and the lump sum payment of all outstanding principal plus all accrued and unpaid interest on July 31, 2010, the maturity date (collectively the “Defaults”).

As of the date hereof the outstanding principal balance under the Original Promissory Note is Five Million Dollars Even ($5,000,000.00) (collectively, the “Indebtedness”).

On or about August 22, 2013, in order to facilitate the sale by Transferor of One Million One Hundred Fifty Thousand Dollars Even ($1,150,000.00) of the principal amount represented by the Original Promissory Note to Transferee in consideration of the receipt by Transferor of Five Hundred Seventy-Five Thousand Dollars Even ($575,000.00) from the Transferee, and for other good and valuable consideration as set forth in this Agreement, the Original Promissory Note was broken up into two resulting promissory notes, an interest bearing note for Three Million Eight Hundred Fifty Thousand Dollars ($3,850,000.00), which is being retained by the Transferor, and a non-interest bearing note (the “Promissory Note”) a copy of which is attached hereto as Exhibit A in the principal amount of One Million One Hundred Fifty Thousand Dollars Even ($1,150,000.00), which is being acquired by Transferee pursuant to this Agreement.

Subject to the terms, conditions and provisions of this Agreement, Transferee desires to purchase, and Transferor desires to sell, all of Transferor’s right, title and interest in and to the Promissory Note.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Purchase and Sale, No Recourse.

1.1          Purchase and Sale. Subject to all of the provisions, terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) Transferee shall purchase and accept from Transferor and Transferor shall sell, transfer and assign to Transferee all of Transferor’s right, title and interest in and to the Promissory Note.

1.2          No Recourse.  The sale and purchase of the Promissory Note hereunder is made on an “AS IS” and “WITH ALL FAULTS” basis, without any recourse of any kind to, or indemnification obligation on the part of, Transferor, and without representation or warranty, whether express or implied, by Transferor except with regard to Transferor’s representations and warranties set forth in Section 7.1 hereof.

Section 2.  Purchase Price.  Concurrently with the closing of a series of related transactions, including the exchange (the “Exchange Transactions”) by the Transferor and the Transferee with the Borrower of all of the shares of preferred stock of the Borrower held by the Transferor and the Transferee for shares of common stock of the Borrower (the “Closing Date”), Transferee shall pay to Transferor the sum of Five Hundred Seventy-Five Thousand Dollars Even ($575,000.00) (“Purchase Price”), which shall be in certified funds, to purchase the Promissory Note.

Section 3.  Costs and Expenses.       Transferee shall bear its own costs and expenses in connection with the negotiation and performance of this Agreement.  Without limiting the generality of the foregoing, Transferor shall have no responsibility for the payment of any documentary, filing, recording, conveyance, transfer and intangible taxes payable in connection with the delivery of the documents provided or contemplated by this Agreement, or broker fees or commissions payable in connection with the negotiation or performance of this Agreement.

Section 4.  Conditions to Closing.

4.1          Transferor’s Conditions.  All obligations of the Transferor to sell and transfer the Promissory Note to Transferee (the “Closing”) are subject to the satisfaction or Transferor’s written waiver of the following conditions:

(a)           Transferor shall have received a counterpart original of this Agreement, duly executed by Transferee.

(b)           On the Closing Date:

(1)           Transferor shall have received the entire Purchase Price in accordance with Section 2;

(2)           All representations and warranties of Transferee set forth in Section 7.2 shall be true; and

(3)           Transferee shall not have dissolved or become the subject of any bankruptcy or insolvency proceeding, whether voluntarily or involuntarily.

4.2          Transferee’s Conditions. All obligations of the Transferee to buy and accept the Promissory Note are subject to the satisfaction or Transferee’s written waiver of the following conditions:

(a)           Transferee shall have received a counterpart original of this Agreement, duly executed by Transferor.

(b)           On the Closing Date:

(1)           All representations and warranties of Transferor set forth in Section 7.1 shall be true;

(2)           Transferee shall have received true and complete copies of the Loan Agreement and all other loan documents entered into in connection therewith, together with all amendments and supplements thereto.

Section 5.  Delivery of Promissory Note.  Subject to the timely satisfaction of all the conditions precedent set forth in Section 4.1, Transferor shall deliver upon Closing:

(a)           The Promissory Note; and

(b)           An Assignment of Promissory Note duly executed by Transferor together with any other instruments required pursuant to the Loan Agreement to effectuate the sale and assignment of the Promissory Note from Transferor to Transferee hereunder.

Section 6.  Non-Satisfaction of Conditions.  If the sale and purchase contemplated herein does not close on the Closing Date due to the failure of the satisfaction of any of the conditions contained in Section 4, and if either party does not waive in writing the non-satisfaction of each such condition, this Agreement shall thereupon be cancelled and terminated.

Section 7.  Representations and Warranties.

7.1          Transferor’s Representations and Warranties. Transferor hereby makes the following representations and warranties for the benefit of Transferee as of the date of this Agreement and as of the Closing Date:

(a)           Transferor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

(b)           Transferor has all right, power and authority required to execute and deliver this Agreement and to perform the terms of this Agreement.

(c)           Transferor is the legal and beneficial owner and holder of the Promissory Note.

(d)           Transferor has not assigned or pledged the Promissory Note or any participation in the Promissory Note, to any other party.

(e)           Neither the execution and delivery by Transferor of this Agreement, nor the consummation by Transferor of the transactions contemplated hereby, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Transferor, each as presently in effect, (ii) require on the part of Transferor any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity, other than those obtained on or prior to the date hereof, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Transferor is a party or by which Transferor is bound or to which any of Transferor’s assets is subject, (iv) result in the imposition of or acceleration of any lien upon any assets of Transferor, or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Transferor.

7.2          Transferee’s Representations and Warranties. Transferee hereby makes the following representations and warranties for the benefit of Transferor as of the date of this Agreement and as of the Closing Date:

(a)           Transferee is a trust duly formed, validly existing and in good standing under the laws of the State of Illinois.

(b)           Transferee has all right, power and authority required to execute and deliver this Agreement and to perform the terms of this Agreement.

(c)           Neither the execution and delivery by Transferee of this Agreement, nor the consummation by Transferee of the transactions contemplated hereby, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Transferee, each as presently in effect, (ii) require on the part of Transferee any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity, other than those obtained on or prior to the date hereof, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Transferee is a party or by which Transferee is bound or to which any of Transferee’s assets is subject, (iv) result in the imposition of or acceleration of any lien upon any assets of Transferee, or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Transferee.

(d)           Transferee has made such independent legal and factual investigations of the Borrower, Transferor, the Promissory Note, the Original Promissory Note, the Loan Agreement and any and all related loan documents, Defaults, and existence of any other defaults, as it deems necessary and appropriate.

(e)           Based upon such legal and factual investigations as Transferee deemed necessary or appropriate, Transferee accepts the Promissory Note on the Closing Date on an “AS IS” and “WITH ALL FAULTS” basis, without recourse, indemnification right or warranty of any kind, express or implied, except for those representations and warranties made by Transferor in Section 7.1.

7.3  Transferee Acknowledgement. Transferee acknowledges and agrees that except for those representations and warranties made by Transferor in Section 7.1, Transferor has not made any representations or warranties of any kind to Transferee, whether express or implied or written or oral.

Without limiting the generality of the foregoing, Transferee acknowledges and agrees that Transferor makes no representations or warranties of any kind to Transferee regarding (a) the enforceability of the Promissory Note, (b) the status of the Promissory Note, (c) the existence, status, good standing, financial condition or creditworthiness of Borrower or the collectability on the Promissory Note, including any claims, defenses to payment or setoffs in connection therewith, or (d) compliance in the past by Borrower, or any other applicable party, with conditions to advances under the Promissory Note or the implicit or explicit waiver of any such conditions by Transferor, the establishment of any course of dealing or course of conduct by Transferor or Borrower regarding advances or any commitment on the part of Transferor to make advances under the Promissory Note.  Transferee further acknowledges and agrees that Transferor has advised Transferee to make its own decisions and conduct its own investigation of these matters and all other matters pertaining to the Borrower, Defaults, existence of any other defaults, the Promissory Note and the Original Promissory Note.

Section 8.  Brokers.  Each of the parties hereto represents and warrants to the other party hereto that it has not had any dealings with any agent or broker in connection with the negotiation or performance of this Agreement, and agrees to indemnify, defend and hold the other party hereto harmless for any commission, charges or compensation paid to or otherwise claimed by any agent or broker with respect to this Agreement or the transactions contemplated hereunder.  Each of the parties hereto shall be solely and entirely responsible for payment of any and all fees claimed or due by any agent or broker that has been engaged by or otherwise has performed services for such party hereto in connection with the herein contemplated transactions.

Section 9.  Further Assurances.  Transferee and Transferor shall execute any and all documents and perform any and all acts reasonably necessary or appropriate to consummate the purchase and sale of the Promissory Note pursuant to the terms and conditions set forth in this Agreement.

Section 10.  Additional Covenants.

10.1        Conversion of the Principal Amount Represented by the Promissory Note into Borrower Common Stock.  On the Closing Date, Transferee shall convert the entire principal amount of the Promissory Note into shares of common stock of the Borrower, in full satisfaction of any obligation of Borrower to Transferee pursuant to the Promissory Note, with the number of shares to be received by Transferee calculated by dividing the entire principal amount of the Promissory Note by the price per share paid by investors in the private placement conducted by the Borrower and closing concurrently with the Exchange Transactions.

10.2        Notices.  Prior to the Closing, each of the parties hereto shall give immediate notice to the other party hereto of the occurrence of any event or the receipt of any notice or knowledge the effect of which would be to make a representation or warranty herein untrue or misleading if made on or immediately following the occurrence of such event or the receipt of such notice or knowledge.

Section 11.  Survival of Representations.  All representations, warranties, covenants, agreements, terms and conditions made herein will survive the execution, delivery and Closing and all transactions contemplated hereunder.

Section 12.  No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge any obligation of any third person to any party hereto or give any third person any right or subrogation or action against any party to this Agreement.

Section 13.  Descriptive Headings.  The descriptive headings of the several sections of this Agreement are inserted for convenience and will not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 14.  Construction.  The parties hereto agree that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement.

Section 15.  Terms Generally.  The defined terms in this Agreement will apply equally to both the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” when used in this Agreement will be deemed to be followed by the phrase “without limitation.”  The words “approval” and “notice” when used in this Agreement will be deemed to be preceded by the word “written.” All references to “Exhibit” or “Exhibits” in this Agreement mean the exhibits attached hereto, the terms and conditions of which are made a part hereof.  All references to “Section” or “Sections” in this Agreement mean the applicable section of this Agreement unless otherwise specified.

Section 16.  Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the purchase and sale of the Promissory Note, and supersedes any other agreements, negotiations, communications, understandings and commitments whether written or oral, relating thereto. This Agreement may be modified only by a writing signed by both parties to this Agreement.

Section 17.  Severability.  If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

Section 18.  Time of the Essence.  Time is of the essence in the execution and performance of this Agreement and each of its provisions.

Section 19.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same agreement, and either party hereto may execute this Agreement by signing such counterpart.

Section 20.  Choice of Law and Venue; Jury Trial Waiver.  The validity of this Agreement, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of California.  The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the State and Federal courts located in the county of Los Angeles, State of California or, at the sole option of Transferor, in any other court in which Transferor shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy.  The parties waive, to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 20.  The parties hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of any of this Agreement or any of the transactions contemplated herein, including contract claims, tort claims, breach of duty claims, and all other common law or statutory claims.  Each of the parties represent that it has reviewed this waiver and each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  In the event of litigation, a copy of this Agreement may be filed as a written consent to a trial by the court.

Section 21.  Attorney Fees.  In the event of any litigation or other action to construe, interpret or enforce this Agreement, the prevailing party shall be entitled to recover reasonable attorney and expert witness fees and costs.

Section 22.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, trustees (including bankruptcy trustees), receivers, successors and assigns, jointly and severally.  As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.

Section 23.  Advice of Counsel.  Each party hereto represent that they have been advised of the effect of this Agreement by their own attorneys, that they have investigated the facts and are not relying upon any representation or acknowledgment, whether oral or in writing, of any other party hereto except as contained herein.

Section 24.  Notices.           All notices, demands, requests or replies (collectively, “Notices”) provided for or permitted by this Agreement shall be in writing and may be delivered by any one of the following methods: (1) by personal delivery; (2) by deposit with the United States Postal Service as certified or registered mail, return receipt requested, postage prepaid to the addresses stated below; or (3) by prepaid deposit with an overnight express delivery service.  Notice deposited with the United States Postal Service in the manner described above shall be deemed effective three (3) business days after deposit with the Postal Service.  Notice by overnight express delivery service shall be deemed effective one (1) business day after deposit with the express delivery service for overnight delivery. Notice by personal delivery shall be deemed effective at the time of personal delivery.  Notice also may be given by means of electronic facsimile transmission or pdf file ; provided, however, that in order for a fax or pdf file Notice to be deemed effective, the party giving notice shall provide a “hard copy” of the Notice thereafter to the other party pursuant to one of the three methods of “hard copy” delivery specified in this Section.

For purpose of Notices, the address of Transferor shall be:

BBCN Bank

3731 Wilshire Blvd, Suite 1000

Los Angeles, CA  90010

Telephone No.: 213 639 1700

Fax No.: 213 235 3257

E-Mail Address: Juliet.Stone@BBCNBank.com

Attention:  Legal Department

and the address of Transferee shall be:

National Community Investment Fund

135 South LaSalle

Suite 2040

Chicago, IL 60603

Telephone No.: (312) 881-5826

Fax No.: (312) 662-6100

E-Mail Address: snarain@ncif.org

Attention:  Saurabh Narain

Chief Executive Officer

Section 25.  Common Stock Equivalents.  Borrower does not currently have sufficient authorized but unissued shares of Common Stock available under its certificate of incorporation to enable it to complete the delivery of Common Stock contemplated herein.  Accordingly, Transferor and Transferee hereby agree that references to Common Stock herein shall include Common Stock Equivalents, as that term is defined in the respective Exchange Agreements entered into by Transferor and Transferee, respectively, with Borrower concurrently herewith in connection with, respectively, Transferor’s exchange of shares of Borrower’s Non-Cumulative Perpetual Preferred Stock, Series B, and Transferee’s exchange of Borrower’s Non-Cumulative Perpetual Preferred Stock, Series C.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement the date first above set forth.

“TRANSFEROR”		“TRANSFEREE”

BBCN Bank, a California corporation		National Community Investment Fund, an Illinois trust

By:	/s/Mark Lee	By:	/s/Saurabh Narain
Name: Mark Lee		Name:	Saurabh Narain
Title: Executive Vice President and Chief		Title:	Chief Executive
Credit Officer

Acknowledged and agreed to by:
“BORROWER”

Broadway Financial Corporation, a Delaware corporation

By:	/s/Wayne-Kent A. Bradshaw
Name:	Wayne-Kent A. Bradshaw
Title:	President and Chief Executive Officer

EXHIBIT B

CHANGE IN TERMS AGREEMENT

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$3,850,000.00	07-31-2009	02-22-2019	30806518			CCHO

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	BROADWAY FINANCIAL CORPORATION, A	Lender:	BBCN Bank
	DELAWARE CORPORATION		Corporate Banking Center
	5055 WILSHIRE BOULEVARD, SUITE 500		3731 Wilshire Blvd., #400
	LOS ANGELES, CA 90036		Los Angeles, CA 90010

Principal Amount: $3,850,000.00	Date of Agreement: August 22, 2013

DESCRIPTION OF EXISTING INDEBTEDNESS. A Line of Credit evidenced by a Promissory Note dated July 31, 2009, in the original principal amount of $5,000,000.00 (“Note”).

DESCRIPTION OF COLLATERAL. A security interest in the collateral further described in the Commercial Security Agreement dated July 31, 2009, entered into between BROADWAY FINANCIAL CORPORATION (Grantor) and Lender, and the Commercial Pledge Agreement, dated even date herewith, entered into between Grantor and Lender.

DESCRIPTION OF CHANGE IN TERMS.

1. Original principal amount of $5,000,000.00 is hereby being split into two promissory notes as follows:

A)    A promissory note for $1,150,000.00 which it is presently contemplated will be sold to a third-party and then immediately converted into Borrower common stock, and

B)    A promissory note with a change in terms agreement for $3,850,000.00.

• Interest Rate is being changed to “Wall Street Journal Prime Rate (Daily Adjustable) + 2.00% with Floor Rate of 6.00%” from “Wall Street Journal Prime Rate (Daily Adjustable) + 1.00% with Floor Rate of 6.00%” effective as of the date of the closing of the transactions contemplated by the Agreement for Partial Satisfaction (defined below).

• The original Note which evidenced a revolving line of credit is being converted to Business Term Loan.

• Borrower will pay six (6) interest payments beginning three (3) months following the closing of the recapitalization of Broadway Financial Corporation and every quarter thereafter; and 48 monthly consecutive principal and Interest payments in the initial amount of $57,037.64 beginning nineteen (19) months following the closing of the recapitalization of Broadway Financial Corporation and every month thereafter.

2. Partial satisfaction of an amount of the principal represented by the $3,850,000.00 Promissory Note in consideration of the receipt by Lender of a certain number of shares of Borrower common stock is occurring, as more fully provided for in that certain Agreement for Partial Satisfaction of Debt Previously Contracted (the “Agreement for Partial Satisfaction”) in the form attached hereto as Exhibit A.

3. As of, and conditioned upon the closing of the transactions contemplated by the Agreement for Partial Satisfaction, Lender shall forgive any and all interest (including interest accrued pursuant to the Default Rate Margin) and late charges that have accrued and remain unpaid through the date of the closing of the transactions contemplated by the Agreement for Partial Satisfaction.

4. PREPAYMENT; MINIMUM INTEREST CHARGE: Early payment will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make regularly scheduled payments of principal and accrued and unpaid interest.

5. COVENANTS & CONDITIONS:

• if, but only to the extent that, Borrower receives FRB approval to do so, Borrower shall use 25% of net proceeds of any subsequent capital raises to repay Lender. Borrower shall use it best commercially resonable efforts to obtain such FRB approval.

• Borrower shall promptly seek any and all approvals from FRB, with sufficient time to allow a response, prior to each payment date.

• Borrower shall immediately upon the request of Lender, and, in advance of submission of the same, provide Lender with any and all documents forming part of a request for approval from the FRB to make a scheduled payment.

6. “Payment Default” under “Event of Default” is modified as follows:

Borrower fails to make any payment when due under this Note. However, it is not an event of default, if Borrower fails to make a scheduled payment as a result of not receiving the required approval from the FRB.

7. All references in the loan documents to Nara Bank are replaced with references to BBCN Bank.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

ACKNOWLEDGEMENT OF DEFAULTS AND WAIVERS. Borrower hereby acknowledges and agrees that it is currently In default under the Loan Documents, among other reasons, by failing to make the monthly loan payment due on July 31, 2010 and all loan payments that became due thereafter (“Default”). Borrower hereby knowingly and voluntarily waives any and all rights it may have, if any, to contest or dispute the validity of, or to cure, the Default or the exercise of any rights of Lender. Borrower hereby further acknowledges and agrees that in entering into this Agreement, Lender is relying upon the acknowledgment by Borrower of the existence of the Default and its waiver of any right to dispute the existence thereof or to contest any enforcement of Lender’s rights based thereon.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

BROADWAY FINANCIAL CORPORATION, A DELAWARE CORPORATION

By:	/s/ Wayne-Kent A. Bradshaw	By:	/s/ Brenda Battey
	WAYNE-KENT A. BRADSHAW, President of BROADWAY FINANCIAL CORPORATION, A DELAWARE CORPORATION		BRENDA BATTEY, Chief Financial Officer of BROADWAY FINANCIAL CORPORATION, A DELAWARE CORPORATION

LASER PRO Lending, Ver. 12.2.0.003 Copr. Harland Financial Solutions, Inc. 1997, 2013. All Rights Reserved. - CA C:\CFIWCA\CFNLPL\D20C.FC TR-10840

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